EXHIBIT 10.10

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (the "Agreement") is entered into as of June 15, 2006 (the "Effective Date"), by and among Qorus.com, Inc. ("Assignee"), VMdirect, L.L.C. ("Assignor") and ____________________ ("Holder").

         WHEREAS, Holder, entered into a Warrant Agreement for the purchase of Assignor's membership interests with the Assignor dated as of ______ (the "Warrant Agreement"); and

         WHEREAS, Assignee has acquired Assignor pursuant to an Exchange Agreement (the "Exchange Agreement"); and

         WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept and assume, the Warrant Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties hereto agree as follows:

         1. As of the Effective Date, Assignor hereby assigns, conveys, transfers and delivers to Assignee, and Assignee acknowledges receipt of and hereby assumes, all of Assignor's rights, benefits, privileges and obligations in and to the Warrant Agreement.

         2. Pursuant to the terms and conditions of the Exchange Agreement and after taking into account the transactions contemplated by the Exchange Agreement, under the assumed and assigned Warrant Agreement, the Holder is entitled to warrants to purchase that number of shares of Assignee's common stock at the exercise price as listed on SCHEDULE A attached hereto.

         3. Except as otherwise explicitly provided herein, nothing in this Agreement is intended to modify, amend or alter in any respect the rights and obligations of the parties under the Warrant Agreement, which will remain in full force and effect notwithstanding the execution and delivery of this Agreement.

         4. Each of the parties to this Agreement agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such further consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

         5. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute but a single instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

                                  ASSIGNOR:

                                  VMdirect, L.L.C.


                                  By:
                                     ----------------------------------------
                                        Craig Ellins, Manager


                                  ASSIGNEE:

                                  Qorus.com, Inc.


                                  By:
                                     ----------------------------------------
                                        Craig Ellins, Chief Executive Officer


I hereby consent to the assignment and assumption of the Warrant Agreement to the Assignee pursuant to the terms and conditions of this Agreement.

AGREED AND ACCEPTED:

Holder: ________________________________

Name: __________________________________

Date: __________________________________

                                   SCHEDULE A

Holder's Name: _______________________

Number of Shares of Assignee's Common Stock: ____________________

Exercise Price of warrants for Assignee's Common Stock: ________________________



                                      - 3 -